Exhibit 99.3

DOCUCOM IMAGING SOLUTIONS INC.
BALANCE SHEET
APRIL 30, 2007
(Canadian Dollars)
(UNAUDITED)

2007
ASSETS
CURRENT
Accounts receivable	$2,180,188
Inventories	101,936
Prepaid expenses	70,640
2,352,764

CAPITAL ASSETS	253,458

$2,606,222

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Bank indebtedness	$202,431
Accounts payable and accrued liabilities	2,330,977
Income taxes payable	249,937
Deferred income tax	5,405
Deferred income	435,094
3,223,844

SHAREHOLDERS' EQUITY
Capital stock	100
Deficit	(617,722)

$2,606,222

DOCUCOM IMAGING SOLUTIONS INC.
STATEMENT OF LOSS
FOR THE SIX MONTHS ENDED APRIL 30, 2007
(Canadian Dollars)
(UNAUDITED)

2007

SALES	$7,506,790

COST OF SALES	5,407,363

GROSS PROFIT	2,099,427

OPERATING EXPENSES
Selling	727,212
General and administrative	1,231,173
Distribution	119,596
Financing	45,042
Amortization	81,124
2,204,147

INCOME (LOSS) BEFORE TAXES	(104,720)

INCOME TAX PROVISION (BENEFIT)	(103,684)

NET INCOME (LOSS)	$(1,036)

DOCUCOM IMAGING SOLUTIONS INC.
STATEMENT OF CASH FLOW
FOR THE SIX MONTHS ENDED APRIL 30, 2007
(Canadian Dollars)
(UNAUDITED)

2007
OPERATING ACTIVITIES
Net (loss)	$(1,036)
Items not affecting cash:
Amortization	81,124
Income tax benefit	(103,684)

(23,596)

Changes in non-cash working capital:
Accounts receivable	(275,336)
Inventories	101,336
Prepaid expenses	(20,571)
Accounts payable and accrued liabilities	606,943
Income tax payable	(119,625)
Deferred revenue	(131,886)

160,861

Cash flow from operating activities	137,265

INVESTING ACTIVITY
Purchase of equipment	(3,200)
Due to shareholders	(13,336)

Cash flow used by investing activity	(16,536)

FINANCING ACTIVITIES
Advances (repayment) of bank indebtedness	(40,729)
Dividend distributions	(80,000)

Cash flow used by financing activities	(120,729)

INCREASE (DECREASE) IN CASH FLOW	-

Cash - beginning of year	-

CASH - END OF YEAR	$-

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